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        Exhibit 23.1 - Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in (1) the Registration Statement (Form S-8 No. 333-62725) pertaining to the registration of 400,000 shares of Common Stock in the Insignia/ESG Holdings, Inc. 401(k) Savings Plan, (2) the Registration Statement (Form S-8 No. 333-62727) pertaining to the registration of 1,500,000 shares of Common Stock under Insignia/ESG Holdings, Inc. 1998 Employee Stock Purchase Plan, (3) the Registration Statement (Form S-8 No. 333-62731) pertaining to the registration of 3,500,000 shares of Common Stock under Insignia/ESG Holdings, Inc. 1998 Stock Incentive Plan and (4) the Registration Statement (Form S-8 No. 333-67475) pertaining to the registration of 1,289,329 shares of Common Stock of Insignia Financial Group, Inc.(f/k/a Insignia/ESG Holdings, Inc.) under the Richard Ellis Group Limited 1997 Unapproved Share Option Scheme of our report dated March 5, 1999 with respect to the consolidated and combined financial statements of Insignia Financial Group, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1998.


                                            ERNST & YOUNG LLP

Greenville, South Carolina
March 29, 1999